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                                                                 EXHIBIT 1.1



                          COMED TRANSITIONAL FUNDING TRUST

                   TRANSITIONAL FUNDING TRUST NOTES, SERIES 1998



                            COMMONWEALTH EDISON COMPANY


                               UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                __________, 1998


To the Representative[s]
  named in Schedule I
  hereto of the Under-
  writers named in
  Schedule II hereto


Ladies and Gentlemen:

          1. INTRODUCTION. ComEd Transitional Funding Trust, a Delaware business trust (the "Note Issuer"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount and class of ComEd Transitional Funding Trust Notes, Series 1998 identified in Schedule I hereto (the "Notes"). If the firm or firms listed in Schedule I hereto include only the firm or firms listed in Schedule II hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

          The Note Issuer was formed pursuant to a declaration of trust dated as of ____________, 1998 by First Union Trust Company, National Association, as Delaware trustee (the "Delaware Trustee"), and Ruth Ann M. Gillis and David R. Zahakaylo, each as a beneficiary trustee (collectively, the "Beneficiary Trustees"), and the Notes will be issued pursuant to an Indenture dated as of _____________, 1998 (as amended and supplemented from time to time,

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including all Series Supplements and Trustee's Issuance Certificates, the
"Indenture"), between the Note Issuer and Harris Trust and Savings Bank, a banking corporation organized under the laws of the State of Illinois, as indenture trustee (the "Indenture Trustee"). The Notes will be secured primarily by, and payable solely from, Intangible Transition Property created by an order of the Illinois Commerce Commission (the "ICC") dated July 21, 1998 in Docket No. 98-0319 (the "1998 Funding Order") in accordance with
Article XVIII of the Illinois Public Utilities Act. In the 1998 Funding Order such Intangible Transition Property was granted to ComEd Funding, LLC, a Delaware limited liability company (the "Grantee"), and the Grantee assigned its rights in, to and under such Intangible Transition Property and other related assets to the Note Issuer. Pursuant to the Indenture, the Note Issuer has granted to the Indenture Trustee, as trustee for the benefit of the holders of the Notes, all of its right, title and interest in and to the Intangible Transition Property as security for the Notes. The Intangible Transition Property will be serviced pursuant to an Intangible Transition Property Servicing Agreement dated as of ___________, 1998 (as amended and supplemented from time to time, the "Servicing Agreement"), between Commonwealth Edison Company, an Illinois corporation ("ComEd"), as servicer, and the Grantee. ComEd is a wholly-owned subsidiary of Unicom Corporation, an Illinois corporation ("Unicom").

          Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Indenture.

          2. REPRESENTATIONS AND WARRANTIES. Each of ComEd and the Note Issuer represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2. Certain terms used in this Section 2 are defined in paragraph (c) hereof.

          (a) If the offering of the Notes is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Notes is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

               (i) The Note Issuer and the Notes meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act"), and the
          Note Issuer has filed with the Securities and Exchange Commission (the "SEC") a registration statement (file number 333-60907) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Notes. The Note Issuer may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, and in the form heretofore delivered to you, has become effective. The offering of the Notes is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Notes and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included

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          therein as of the Effective Date.  The Note Issuer will next file with the SEC pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Notes and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Notes and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the
          Note Issuer has advised you, prior to the Execution Time, will be included or made therein.

               (ii) The Note Issuer and the Notes meet the requirements for the use of Form S-3 under the Act and the Note Issuer has filed with the SEC a registration statement (file number 333-60907) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Notes. The Note Issuer may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Note Issuer will next file with the SEC either (x) a final prospectus supplement relating to the Notes in accordance with Rules 430A and 424(b)(1) or
          (4), or (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement. In the case of clause (x), the Note Issuer has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Notes and the offering thereof. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, with respect to the Notes and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Note Issuer has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange

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     Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939
     (the "Trust Indenture Act") and the respective rules and regulations thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules and regulations thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that neither the Note Issuer nor ComEd makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Indenture Trustee (the "Form T-1") or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Note Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Notes, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including all documents, exhibits and financial statements

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     incorporated therein by reference, as amended at the Execution
     Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
     Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include all documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Non-Delayed Offering" shall mean an offering of Notes which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the Notes so offered must be included in such registration statement at the effective date thereof. A "Delayed Offering" shall mean an offering of Notes pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the Notes so offered. Whether the offering of the Notes is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

          (d) Arthur Andersen LLP, the accountants who certified certain financial statements of the Grantee and the Note Issuer included in the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the SEC thereunder.

          (e) The financial statements included or incorporated by reference in the Prospectus present fairly the financial position and results of operations of the Grantee and the Note Issuer, respectively, as at the respective dates and for the respective periods specified and, except as otherwise stated in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting

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     principles applied on a consistent basis during the periods involved.
     Neither the Grantee nor the Note Issuer has any material contingent obligation which is not disclosed in the Prospectus.

          (f) Except as set forth in or contemplated by the Prospectus, no material transaction has been entered into by Unicom, ComEd or their respective significant subsidiaries (as such term is defined below) or the
     Note Issuer otherwise than in the ordinary course of business, no materially adverse change, or any development involving a prospective material adverse change, has occurred in the business, properties or condition, financial or otherwise, of Unicom, ComEd, such subsidiaries or the Note Issuer, in each case since the respective dates as of which information is given in the Prospectus and since September 30, 1998 there has not been any change in capital stock or long-term debt of Unicom or ComEd except for issuances of capital stock by Unicom pursuant to then existing stock option, dividend reinvestment, stock exchange or related plans for the benefit of employees or stockholders.

          (g) ComEd has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Illinois with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

          (h) Each significant subsidiary of ComEd, as defined in Rule 1-02 of Regulation S-X of the Commission ("significant subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; all of the issued and outstanding capital stock of each significant subsidiary has been duly and validly issued and is fully paid and non-assessable; and all of the capital stock of each significant subsidiary is owned by ComEd free and clear of any pledge, lien, encumbrance, claim or equity.

          (i) Neither ComEd nor any significant subsidiary is in violation of its Articles or Certificate of Incorporation, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage or any material contract, lease, note or other instrument to which it is a party or by which it may be bound, or materially in violation of any law, administrative regulation or administrative, arbitration or court order, except in each case to such extent as may be set forth in the Prospectus; and the execution and delivery of this Agreement, the Grant Agreement, the Servicing Agreement and the Administration Agreement, the incurrence of the obligations set forth herein and therein and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the Restated Articles of Incorporation or by-laws of ComEd or any mortgage, contract, lease, note or other instrument to which ComEd or any significant subsidiary is a party or by which it or any significant subsidiary may be bound, or any law, administrative regulation or administrative, arbitration or court order.

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          (j)  The Note Issuer has been duly formed and is validly existing as a
     Delaware business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under this Agreement, the Sale Agreement, the Indenture and the Notes.

          (k) The Note Issuer is not in violation of the Trust Agreement, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, lease, note or other instrument to which it is a party or by which it may be bound, or materially in violation of any law, administrative regulation or administrative, arbitration or court order, except in each case to such extent as may be set forth in the Prospectus; and the execution and delivery of this Agreement, the Sale Agreement, and the Indenture and the Notes, the incurrence of the obligations set forth herein and therein and the consummation of the transaction herein and therein contemplated will not conflict with or constitute a breach of, or default under, the Trust Agreement or any mortgage, contract, lease, note or other instrument to which the Note Issuer is a party or by which it may be bound, or any law, administrative regulation or administrative, arbitration or court order.

          (l) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving ComEd or any of its significant subsidiaries or the Note Issuer required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus.

          (m) This Agreement has been duly authorized, executed and delivered by ComEd and the Note Issuer.

          (n) The Indenture has been duly and validly authorized by the necessary action and duly qualified under the Trust Indenture Act; and the Indenture has been duly and validly executed and delivered and is a valid and enforceable instrument in accordance with its terms (subject to bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting the enforcement of creditors' rights from time to time in effect).

          (o) The Grant Agreement, the Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by ComEd, and constitute legal, valid and binding instruments enforceable against ComEd in accordance with their terms (subject, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect).

          (p) The Sale Agreement has been duly authorized and executed and delivered by the Note Issuer and constitutes a legal, valid and binding instrument enforceable against

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     the Note Issuer in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect).

          (q) The issuance and sale of the Notes in accordance with the terms of this Agreement have been duly and validly authorized by the necessary action; the Notes, when duly executed, authenticated and delivered against payment of the agreed consideration therefor, will be valid and enforceable obligations in accordance with their terms and with like exception as noted in the foregoing Section 2(p), entitled to the benefits provided by the Indenture, and the holders of the Notes will be entitled to the payment of principal and interest as therein provided; and the Notes and the Indenture conform to the descriptions thereof contained in the Prospectus.

          Any certificate signed by any officer of ComEd or the Note Issuer and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by ComEd and the Note Issuer to each Underwriters as to the matters covered thereby.

          3. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Note Issuer agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Note Issuer, at the purchase price for each class of Notes set forth on Schedule II hereto, the respective principal amount of each class of Notes set forth opposite the name of each Underwriter on Schedule II hereto.

          4. DELIVERY AND PAYMENT. Delivery of and payment for the Notes shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Note Issuer or as provided in
Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Note Issuer by wire transfer of immediately available funds. Delivery of the Notes shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date. The Notes to be so delivered shall be initially represented by Notes registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances described in the Final Prospectus.


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          The Note Issuer agrees to have the Notes available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          5.   COVENANTS.

          (a) COVENANTS OF THE NOTE ISSUER. The Note Issuer covenants and agrees with the several Underwriters that:

               (i) The Note Issuer will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Notes, the Note Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Note Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Note Issuer will cause the Final Prospectus, properly completed in a form approved by you, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Note Issuer will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the SEC for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information,
          (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Note Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The
          Note Issuer will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (ii) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not


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          misleading, or if it shall be necessary to amend the Registration
          Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Note Issuer promptly will (i) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

               (iii) On or before ____________, the Note Issuer will make generally available to the Noteholders and to the Representatives an earnings statement or statements of the Note Issuer which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (iv) The Note Issuer will furnish to each of the Representatives and counsel for the Underwriters, without charge, one executed copy of the Registration Statement and of the Form T-1 (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Final Prospectus shall be delivered to the Representatives prior to 10:00 AM (New York City time) on the second business day succeeding the Execution Date. The Note Issuer shall cause the proceeds of the issuance and sale of the Notes to be applied for the purposes described in the Prospectus and shall furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act. The Note Issuer will pay the expenses of printing or other production of all documents relating to the offering.

               (v) The Note Issuer will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors; provided that in no event shall the Note Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

               (vi) Until August 1, 1999, the Note Issuer will not, without the written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Notes).

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

               (vii) For a period from the date of this Agreement until the retirement of the Notes, the Note Issuer will deliver to the Representatives the annual statements of compliance and the annual independent auditor's servicing reports furnished to the Note Issuer or the Indenture Trustee pursuant to the Servicing Agreement or the Indenture, as applicable, as soon as such statements and reports are furnished to the Note Issuer or the Indenture Trustee.

               (viii) So long as any of the Notes are outstanding, the Note Issuer will furnish to the Representatives (i) as soon as available, a copy of each report filed by it with the SEC under the Exchange Act, or mailed to Noteholders, (ii) a copy of any filings with the ICC pursuant to the 1998 Funding Order, and (iii) from time to time, any information concerning ComEd, the Grantee or the Note Issuer, as the Representatives may reasonably request.

               (ix) To the extent, if any, that any rating necessary to satisfy the condition set for in Section 6(p) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the
          Note Issuer on or after the Closing Date, the Note Issuer shall furnish such documents and take such other actions.

               (b) COVENANTS OF COMED. ComEd covenants and agrees with the several Underwriters that, to the extent that the Note Issuer has not already performed such act pursuant to Section 5(a):

          (i) ComEd will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. ComEd will use its best efforts to prevent the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) ComEd will cause the proceeds of the issuance and sale of the Notes to be applied for the purposes described in the Prospectus.

          (iii) Until 90 days after the date hereof, ComEd will not, without the written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Notes).

          (iv) So long as any of the Notes are outstanding and ComEd is the Servicer, ComEd will furnish to the Representatives (i) as soon as available, a copy of each report of the Note Trustee filed with the SEC under the Exchange Act, or mailed to Noteholders, (ii) a copy of any filings with the ICC pursuant to the 1998 Funding Order, and (iii) from time to time, any information concerning ComEd, the Grantee and the Note Issuer, as the Representatives may reasonably request.

          (v) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(p) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by ComEd on or after the Closing Date, ComEd shall furnish such documents and take such other actions.

          (vi) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, ComEd promptly will (i) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
     (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request;

          (vii) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, ComEd will pay all costs and expenses incident to the performance of the obligations of ComEd, the Note Issuer and the Grantee hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Notes to the Underwriters, all fees, disbursements and expenses of ComEd's, the Note Issuer's and the Grantee's counsel and accountants, all costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto), any preliminary prospectus, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus and any amendments thereof or supplements thereto (except the cost of amending or supplementing the Final Prospectus after ninety days following the Closing Date, which shall be at the expense of the Underwriters requesting same), all costs and expenses (including fees of counsel not exceeding $5,000, filing fees, and other disbursements) incurred in connection with "Blue Sky" qualifications, examining the legality of the Notes for the investment and the rating of the Notes, all costs and expenses of the Indenture Trustee and the Delaware Trustee, all costs and expenses incurred in the acquisition or preparation of documents required to be delivered by ComEd or the Note Issuer in connection with the closing of the transactions contemplated hereby, all costs and expenses required in connection with any filing with the National Association of Securities Dealers in connection with the transactions contemplated hereby, and all costs and expenses of the printing and distribution of all documents in connection with the Notes. Except as provided in this Section 5(b)(vii), Section 7 and Section 8 hereof, the

     Underwriters will pay all their own costs and expenses, including any advertising expenses in connection with any offer they may make of the Notes, but excluding reasonable fees and expenses of Winston & Strawn, counsel to the Underwriters, which fees and expenses of counsel shall be included in, and become part of the Underwriters' fees and expenses to be paid by ComEd; and

          (viii) ComEd recognizes and agrees that a substantial impairment of the rights of Holders with respect to the collection of IFCs and payments on the Notes, arising from a declaration of invalidity of the Amendatory Act and/or the Funding Law or for any other reason, occurring after ComEd and its affiliates received the proceeds of such Notes, would not be equitable. ComEd agrees to take any and all actions reasonably necessary to preserve the rights of Holders with respect to payments on the Notes out of the amounts represented by IFCs or their equivalent, including, but not limited to, (i) making appropriate filings with the State of Illinois, the ICC or other regulatory bodies to defend, preserve and create on behalf of Holders the right to receive payments as provided in the Notes and (ii) continuing to deduct and pay over to the Servicer for the benefit of the
     Note Issuer all IFCs and IFC Payments or equivalent revenues received by ComEd notwithstanding any declaration of invalidity of the Amendatory Act and/or the Funding Law, in each such case unless otherwise prohibited by applicable law or judicial or regulatory order in effect at such time.

          6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Note Issuer and ComEd contained herein as of the Execution Time and the Closing Date, on the part of ComEd contained in Article III of the Grant Agreement and in Section
6.01 of the Servicing Agreement as of the Closing Date, on the part of the Grantee in Article III of the Sale Agreement as of the Closing Date, to the performance by the Note Issuer and ComEd of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date, or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b) and shall have been delivered to the Representatives as required by Section 5(a)(iv) of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Representatives shall have received opinions of Sidley & Austin, counsel for ComEd, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) ComEd (a) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois, (b) has all requisite corporate power and authority to own its properties, conduct its business as presently conducted and execute, deliver and perform its obligations under this Agreement, the Grant Agreement, the Servicing Agreement and the Administration Agreement, and (c) is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Agreement, the Grant Agreement, the Servicing Agreement and the Administration Agreement and each other instrument or agreement necessary or appropriate to the transactions contemplated hereby;

               (ii) the Grant Agreement, the Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by ComEd, and constitute legal, valid and binding instruments enforceable against ComEd in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving ComEd or any of its significant subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;

               (iv) this Agreement has been duly authorized, executed and delivered by ComEd;

               (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or the Basic Documents, except such as have been obtained under the Act, the Funding Law and the Public
          Utilities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters; and

               (vi) neither the execution and delivery of this Agreement, the Grant Agreement, the Servicing Agreement, the Administration Agreement nor the consummation of the transactions contemplated by this Agreement, the Grant Agreement, the Servicing Agreement or the Administration Agreement, nor the fulfillment of the terms of this Agreement, the Grant Agreement, the Servicing Agreement or the Administration Agreement by ComEd, will (A) conflict with, result in any breach or any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation, bylaws or other organizational documents of ComEd, or to the knowledge of such counsel, conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, material agreement or other material instrument to which ComEd is a party or by which ComEd is bound, (B) result in the creation or imposition of any lien upon any properties of ComEd pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents and Section 18-107 of the Funding Law), or (C) violate any law or any order, rule or regulation applicable to ComEd of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over ComEd, or any of its properties.

     In rendering such opinion, such counsel may (A) assume the validity and continued effectiveness of the Amendatory Act (including, without limitation, the Funding Law), (B) rely, as to matters involving the application of laws of any jurisdiction other than the States of Illinois or New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (C) rely, as to matters of fact, to the extent deemed proper, on certificates of responsible officers of ComEd or the Grantee. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Representatives shall have received the opinion of Sidley & Austin, counsel for the Grantee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) the Grantee has been duly formed and is validly existing as a single member limited liability company and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the

     Grant Agreement, the Sale Agreement, the Servicing Agreement and the Administration Agreement;

          (ii) the Grant Agreement, the Sale Agreement, the Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Grantee, and constitute legal, valid and binding instruments enforceable against the Grantee in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws of general applicability relating to or affecting the enforceability of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (iii) the Grant Agreement, the Sale Agreement, the Service Agreement and the Administration Agreement conform in all material respects to the descriptions thereof contained in the Final Prospectus;

          (iv) neither the execution and delivery of the Grant Agreement, the Sale Agreement, the Servicing Agreement or the Administration Agreement, nor the consummation of the transactions contemplated by the Grant Agreement, the Sale Agreement, the Servicing Agreement or the Administration Agreement, nor the fulfillment of the terms of the Grant Agreement, the Sale Agreement, the Servicing Agreement or the Administration Agreement by the Grantee, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time); a default under the Certificate of Formation or Limited Liability Company Agreement of the Grantee or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel and to which the Grantee is a party or by which the Grantee is bound, (B) result in the creation or imposition of any lien upon any properties of the Grantee pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents and Section 18-107 of the Funding Law), or (C) violate any law or any order, rule or regulation applicable to the Grantee of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Grantee, or any of its properties;

          (v) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator challenging the validity or enforceability of the Grant Agreement, the Sale Agreement, the Servicing Agreement, or the Administration Agreement of a character required to be disclosed in the Final Prospectus which is not adequately disclosed in the Final Prospectus;

          (vi)  upon the delivery of the fully executed Sale Agreement to the
     Note Issuer and the payment of the purchase price of the Intangible Transition Property by the Note Issuer to the Grantee pursuant to the Sale Agreement, (A) the transfer of the Intangible Transition Property by the Grantee to the Note Issuer pursuant to the Sale Agreement conveys all of the Grantee's right, title and interest in the Intangible Transition Property and related assets to the Note Issuer and will be treated as an absolute transfer of all of the Grantee's right, title and interest in the Intangible Transition Property, other than for federal and state income and franchise tax purposes, (B) such transfer of the Intangible Transition Property is perfected, (C) such transfer has priority over any other assignment of the Intangible Transition Property and related assets, and
     (D) the Intangible Transition Property and related assets are free and clear of all liens created prior to its transfer to the Note Issuer pursuant to the Sale Agreement; and

          (vii) the Grantee is not an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may (A) assume the validity and continued effectiveness of the Amendatory Act (including, without limitation, the Funding Law), (B) rely, as to matters involving the application of laws of any jurisdiction other than the States of Illinois, New York or Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (C) rely, as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Grantee and public officials. References to the Final Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

          (d) The Representatives, the Grantee, ComEd and the Indenture Trustee shall have received opinions of Sidley & Austin, counsel for the Note Issuer, portions of which may be delivered by Richards, Layton & Finger, P.A., special Delaware counsel for the Note Issuer, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) the Certificate of Trust has been duly filed with the Secretary of State, the Note Issuer has been duly formed and is validly existing in good standing as a Delaware business trust the laws of the State of Delaware, 12 Del. C. Section 3801, ET SEQ.;

               (ii) the Note Issuer has the power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes, the Administration Agreement and the Sale Agreement;

               (iii)  the Notes have been duly authorized and executed by the
          Note Issuer and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly issued and valid and legally binding obligations enforceable in accordance with their terms (except to the extent the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws of general applicability relating to or affecting the enforceability of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)) and entitled to the benefits of the Indenture; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Final Prospectus;

               (iv) the Indenture, the Certificate, the Sale Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Note Issuer and each constitutes a legal, valid and binding instrument enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforceability of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (v) the Indenture has been duly qualified under the Trust Indenture Act;

               (vi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator challenging the validity or enforceability of the Notes or the Indenture of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document relating to the Notes or the Indenture of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus under the headings "Description of the Intangible Transition Property" "Description of the Notes," "The Trust," "Servicing," "Security for the Notes," "Material United States Federal Income Tax Consequences" and "ERISA Considerations", in each case to the extent that such statements constitute matters of Illinois, Delaware or federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions;

               (vii) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

               (viii) this Agreement has been duly authorized, executed and delivered by the Note Issuer;

               (ix) neither the execution and delivery of this Agreement or the Indenture, nor the issue and sale of the Notes, nor the consummation of the transactions contemplated by this Agreement or the Indenture, nor the fulfillment of the terms of this Agreement or the Indenture by the Note Issuer will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Trust Agreement, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel and to which the
          Note Issuer is a party or by which the Note Issuer is bound, (B) result in the creation or imposition of any lien upon any properties of the Note Issuer pursuant to the terms of any such indenture, agreement or other instrument other than the lien created by the Indenture on the Note Collateral, (C) require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, governmental or regulatory authority or agency other than any such approvals, notices or actions which have been obtained, made or taken; or (D) violate any law or any order, rule or regulation applicable to the Note Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Note Issuer, or any of its properties;

               (x) (A) the lien of the Indenture in favor of the Holders in the Intangible Transition Property attaches automatically; (B) such lien has been perfected in accordance with Section 18-107(c) of the Funding Law and in accordance with the 1998 Funding Order; (C) such lien is valid and enforceable against ComEd, the Servicer, the Grantee, the
          Note Issuer and all third parties, including judgment lien creditors; and (D) such lien ranks prior to any other lien which subsequently attaches to the Intangible Transition Property; and

               (xi) Neither ComEd nor the Note Issuer is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

Such counsel shall also state that it has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein and Form T-1 as to which such counsel need express no opinion).

In rendering such opinion, such counsel may (A) assume the validity and continued effectiveness of the Amendatory Act (including, without limitation, the Funding Law), (B) rely, as to matters involving the application of laws of any jurisdiction other than the States of Illinois, New York or Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters, and (C) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Note Issuer and public officials. References to the Final Prospectus in this paragraph (d) include any supplements thereto at the Closing Date.

          (e) The Representatives, ComEd and the Note Issuer shall have received an opinion of Blanche O. Hurt, Esq., Vice President and Senior Counsel of the Indenture Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) the Indenture Trustee is validly existing as a banking corporation in good standing under the laws of the State of Illinois;

               (ii) the Indenture has been duly authorized, executed and delivered by the Indenture Trustee, and constitutes a legal, valid and binding instrument enforceable against the Indenture Trustee in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and

               (iii) the Notes have been duly authenticated by the Indenture Trustee.

          (f) The Representatives, the Note Issuer and the Indenture Trustee shall have received an opinion of Richards, Layton & Finger, counsel to the Delaware Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) the Delaware Trustee is duly incorporated and validly existing as a national banking association under the laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

          (ii) the Delaware Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement, to act as Delaware Trustee under the Trust Agreement, and to consummate the transactions contemplated thereby;

          (iii) the Delaware Trustee has duly authorized, executed and delivered the Trust Agreement;

          (iv) the Trust Agreement constitutes a legal, valid and binding instrument enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (v) the execution, delivery and performance by the Delaware Trustee of the Trust Agreement do not conflict with or result in a violation of (A) its articles of association or by-laws or (B) any law or regulation of the State of Delaware or the United States of America governing the banking or trust powers of the Delaware Trustee; and

          (vi) no approval, authorization or other action by, or filing with, any governmental authority of the State of Delaware or the United States of America governing the banking and trust powers of the Delaware Trustee is required in connection with the execution and delivery by the Delaware Trustee of the Trust Agreement or the performance by the Delaware Trustee of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State.

          (g) The Representatives shall have received from Winston & Strawn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Basic Documents, the Registration Statement and other related matters as the Representatives may reasonably require; and ComEd and the Note Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) The Representatives and the Indenture Trustee shall have received a certificate of ComEd, signed by the Chairman, the President or a Vice President and the Treasurer or the principal financial or accounting officer of ComEd, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of ComEd in this Agreement, the Grant Agreement, the Servicing Agreement and the Administration Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and ComEd has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; PROVIDED that the execution of such certificate by any of such individuals on behalf of ComEd shall not be deemed to be the expression of any legal opinion or opinions by any of such individuals;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to ComEd's knowledge, threatened; and

               (iii) since the date as of which information is given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (x) the condition (financial or other), prospects, earnings, business or properties of ComEd and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or (y) the Intangible Transition Property, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (i) At the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives (i) a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of ComEd and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including information specified by the Underwriters and set forth under the captions "Prospectus Summary," "Description of the Intangible Transition Property," "The Servicer" and "Description of the Notes" in the Final Prospectus, agrees with the accounting records of ComEd and its subsidiaries, excluding any questions of legal interpretation, and
     (ii) the
     opinion dated as of the Closing Date, in form and substance satisfactory to the Representatives, satisfying the requirements of Section 2.10(8) of the Indenture.

          Reference to the Final Prospectus in this paragraph (i) includes any supplement thereto at the date of the letter.

          In addition, except as provided in Schedule I hereto, at the Execution Time, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

          (j) Subsequent to the Execution Time (or September 30, 1998 in the case of (ii) below) or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting (i) the business, properties or condition, financial or otherwise, of Unicom, ComEd, the Grantee or the Note Issuer, (ii) the capital stock or long-term debt of Unicom or ComEd since September 30, 1998 (other than issuances of capital stock by Unicom pursuant to then existing stock option, dividend reinvestment, stock exchange or related plans for the benefit of employees or stockholders), or (iii) the Intangible Transition Property, the Notes, the 1998 Funding Order, the Funding Law or the 1998 Initial Tariff, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusively of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (k) The Representatives, the Note Issuer and ComEd shall have received on the Closing Date an opinion letter or letters of Sidley & Austin, counsel to ComEd and the Note Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, (i) with respect to the characterization of the transfer of the Intangible Transition Property by Grantee to the Note Issuer as a "true sale" for bankruptcy purposes and (ii) to the effect that a court would not order the substantive consolidation of the assets and liabilities of the Grantee with those of ComEd in the event of a bankruptcy, reorganization or other insolvency proceeding involving ComEd.

          (l) The Representatives, the Note Issuer and ComEd shall have received on the Closing Date an opinion letter of Sidley & Austin to the effect that, subject to the qualifications, limitations, assumptions and analysis therein set forth:

               (i) absent a demonstration by the State of Illinois (the "State") that an impairment is necessary to further a significant and legitimate public purpose, the Noteholders (or the Indenture Trustee acting on their behalf) could challenge successfully under Article I, Section 10 of the United States Constitution (the "Contract Clause") the constitutionality of any law passed by the Illinois legislature determined by such court to limit, alter, impair or reduce the value of the Intangible
          Transition Property or the IFC so as to cause an impairment prior to the time that the Notes are fully paid and discharged;

               (ii) any attempt by citizens of the State of Illinois to initiate changes to the Amendatory Act determined by such court to limit, alter, impair or reduce the value of the Intangible Transition Property or the IFC would be invalid;

               (iii) under the Funding Law, the ICC would be prohibited from taking action subsequent to the 1998 Funding Order becoming final determined by such court to reduce, postpone, impair or terminate the value of the Intangible Transition Property or the IFC;

               (iv) permanent injunctive relief is available to prevent implementation of legislation hereafter passed by the Illinois legislature determined by such court to limit, alter, impair or reduce the value of the Intangible Transition Property or the IFC so as to cause an impairment in violation of the Contract Clause; and although sound and substantial arguments support the granting of preliminary injunctive relief, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed in such opinion;

               (v) in the event that a provision of the Amendatory Act were hereafter declared to be invalid by a court, a reviewing court should hold that the IFC would remain valid and vested in the Grantee or its assignees and the Noteholders would continue to be secured thereby;

               (vi) if a reviewing court were to determine, after such a declaration, that the IFC would remain valid and so vested and that the Noteholders would continue to be secured thereby, such court should also determine, for the same reasons, that the substance of the State Pledge would continue in effect for the benefit of the Noteholders;

               (vii) a reviewing court which determines that the substance of the State Pledge continues in effect for the benefit of the Noteholders should also determine, for the same reasons, that the ICC could not take any action determined by such court to limit, alter, impair or reduce materially the value of the Intangible Transition Property or the IFC, except for such actions, if any, which could be taken by the State without violating the State Pledge; and

               (viii) notwithstanding a judicial declaration of the invalidity of the Amendatory Act, the 1998 Funding Order would remain in effect and the Intangible Transition Property would continue to be valid and enforceable, at least against ComEd and its successors and assigns (including a trustee in bankruptcy), unless and until the 1998 Funding Order were modified by the ICC or a court in subsequent proceedings initiated to vacate, amend or otherwise modify the 1998 Funding Order; however, notwithstanding such a declaration, it would be possible to seek a stay of any decision which vacates, amends or otherwise modifies the 1998 Funding Order in a manner adversely affecting the payment of the IFC pending appellate review of such decision; and while sound and substantial arguments support of the granting of such a stay, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the factors discussed in such opinion.

          (m) The Representatives, the Note Issuer and ComEd shall have received on the Closing Date an opinion letter or letters of Richards, Layton & Finger, P.A., special Delaware counsel to the Grantee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that: (i) if properly presented to a Delaware court, a Delaware court applying Delaware law, would conclude that in order for a person to file a voluntary bankruptcy petition on behalf of the Grantee, the prior affirmative vote of its Sole Member and of all of its Managers (including the Independent Manager), as provided in Section 2.7(ii) of the Amended and Restated Limited Liability Company Agreement of the Grantee (the "LLC Agreement") is required and (ii) the LLC Agreement constitutes a legal, valid and binding agreement of the Sole Member and is enforceable against the Sole Member in accordance with its terms.

          (n) The Notes shall have been rated in the highest long-term rating category by each of the Rating Agencies and on or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of ComEd or Unicom by any Rating Agency, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Unicom's or ComEd's debt securities.

          (o) On or prior to the Closing Date, the Note Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the 1998 Funding Law and other applicable law reflecting the grant of a security interest by the Note Issuer in the Note Collateral to the Indenture Trustee, including the filing of the U.C.C. financing statements in the office of the Secretary of State of the State of Illinois.

                                      -25

          (p) On or prior to the Closing Date, the Note Issuer shall have delivered to the Representatives evidence, in form and substance satisfactory to the Representatives, of the ICC's issuance of the 1998 Funding Order relating to the Intangible Transition Property.

          (q) Prior to the Closing Date, ComEd, the Grantee and the Note Issuer shall have furnished to the Representatives such further information, certificates, opinions and documents as the Representatives may reasonably request.

          (r) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the securities of Unicom or ComEd;
     (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Illinois State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Note Issuer in writing or by telephone or telegraph confirmed in writing.

          7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of ComEd or the Note Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 9) by any of the Underwriters, ComEd and the
Note Issuer will, jointly and severally, reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of their counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Notes.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) ComEd and the Note Issuer will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, members, employees and agents of each Underwriter and each person who controls any

Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or any amendment thereof or supplement thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the invalidation (for any reason) of the Amendatory Act and/or the Funding Law, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that in the case of indemnification under (a)(i) above, neither ComEd nor the Note Issuer will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Note Issuer or ComEd by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which ComEd and the Note Issuer may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless ComEd and the Note Issuer, each of their directors, each of their officers who signs the Registration Statement, and each person who controls ComEd, the Note Issuer or the Grantee within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from ComEd and the Note Issuer to each Underwriter pursuant to Section 8(a)(i) above, but only with reference to written information relating to such Underwriter furnished to the Note Issuer or ComEd by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.
The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party (and shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnified party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, ComEd, the Note Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which ComEd, the
Note Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the
Note Issuer and by the Underwriters
from the offering of the Notes; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, ComEd, the Note Issuer and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of ComEd, the Note Issuer and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Note
Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by ComEd, the Note Issuer or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. ComEd, the Note Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Note Issuer or ComEd within the meaning of either the Act or the Exchange Act, each officer of the Note Issuer or ComEd who shall have signed the Registration Statement and each director of the Note Issuer or ComEd shall have the same rights to contribution as the Note Issuer or ComEd, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder the Representatives may in their discretion arrange for the Underwriters or another party or other parties to purchase such Notes on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Notes, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed by failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Note Issuer or ComEd. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Note Issuer and ComEd and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Note Issuer and ComEd prior to delivery of and payment for the Notes, if prior to such time there shall have occurred (i) any change, or any development involving a prospective change, in or affecting (A) the business, properties or condition, financial or otherwise, of Unicom, ComEd or the Note Issuer, (B) the capital stock or long-term debt of Unicom or ComEd since September 30, 1998 (other than issuances of capital stock by Unicom pursuant to then existing stock option, dividend reinvestment, stock exchange or related plans for the benefit of employees or stockholders) or (C) the Intangible Transition Property, the Notes, the 1998 Funding Order, the Funding Law or the 1998 Initial Tariff, the effect of which, in the judgment of the Representatives, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes, (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a suspension or material limitation in trading in the securities of Unicom or ComEd; (iv) a general moratorium on commercial banking activities shall have been declared either by Federal, New York State or Illinois State authorities or (v) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of ComEd or its officers, the Note Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or of ComEd, the Note Issuer or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this

Agreement and, to the fullest extent permitted by applicable law, the invalidation (for any reason) of the Amendatory Act, the Funding Law and/or any Transitional Funding Order.

          12. NOTICES. All communications hereunder will be in writing and may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to them at the address specified in Schedule I hereto; and if sent to ComEd, to it at Commonwealth Edison Company, 10 South Dearborn Street, 37th Floor, Chicago, Illinois 60603, Telecopy: (312) _____________; and if sent to the Note Issuer, to it at c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, attn: Corporate Trust Administration, Telecopy:
(302) _________, with a copy to Commonwealth Edison Company, 10 South Dearborn Street, 37th Floor, Chicago, Illinois 60603, Telecopy: (312) _____________. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          15. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          16.  MISCELLANEOUS.   Time shall be of the essence of this Agreement.
As used herein, the term "business day" shall mean any day when the SEC's office in Washington, D.C. is open for business.

          17. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by First Union Trust Company, National Association ("First Union"), not individually or personally but solely as Delaware Trustee on behalf of the Note Issuer, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made by the Delaware Trustee on behalf of the Note Issuer are made and intended not as personal representations, undertakings and agreements by First Union but are made and intended for the purpose of binding only the Note Issuer, (c) nothing herein contained shall be construed as creating any liability on First Union, individually or personally, to perform any covenant either expressed or implied contained herein, except in its capacity as Delaware Trustee, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties and (d) under no circumstances shall First Union be personally liable for the payment of any indebtedness or expense of the Note Issuer or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Note Issuer under this Agreement; PROVIDED, HOWEVER, that this provision shall not protect First Union against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its obligations and duties under this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among ComEd, the Note Issuer, and the several Underwriters.

                              Very truly yours,

                              COMMONWEALTH EDISON COMPANY

                              By:_________________________________
                              Name:
                              Title:


                              COMED TRANSITIONAL FUNDING TRUST
                              By:  First Union Trust Company, National
                              Association, not in its individual capacity, but solely as Delaware Trustee

                              By:_________________________________
                              Name:
                              Title:

CONFIRMED AND ACCEPTED

Goldman, Sachs & Co.

___________________________________
Goldman, Sachs & Co.


Merrill Lynch, Pierce Fenner & Smith Incorporated

by_________________________________


Salomon Smith Barney Inc.

by_________________________________